Exhibit 10.2

THE J. JILL GROUP, INC.

2005 SPRING SEASON SUPPLEMENTAL EXECUTIVE

BONUS PLAN

Purpose

This 2005 Spring Season Supplemental Executive Bonus Plan (the “Supplemental Bonus Plan”) is designed to provide supplemental financial reward to senior executives of The J. Jill Group, Inc. (the “Company”) for their contribution toward the Company’s exceeding its financial goals for the two fiscal quarters ending June 25, 2005 (the “Performance Period”).

Participation

•                  A “Participating Executive” shall mean each of the following employees of the Company:  (i) the President and Chief Executive Officer; and (ii) any Executive Vice President.

•                  No Participating Executive shall be entitled to receive a bonus under this Supplemental Bonus Plan unless the Participating Executive satisfies the eligibility criteria set forth below.

Eligibility Criteria

•                  A Participating Executive who is in performance counseling at any time during the Performance Period will not be eligible for a bonus for the Performance Period.

•                  To be eligible to receive a bonus for the Performance Period, a Participating Executive must be actively employed by the Company for a minimum of three months in the Performance Period.  Time on leave does not count as active employment.  Employment by a subsidiary of the Company shall be considered employment by the Company for purposes of this Supplemental Bonus Plan.

•                  To be eligible to receive a bonus for the Performance Period, a Participating Executive must be employed on the last day of the Performance Period.

Additional Bonuses

Nothing in this Supplemental Bonus Plan shall be deemed to limit the authority of the Board of Directors, the Compensation Committee of the Board of Directors or the President and CEO to award additional bonuses outside this Supplemental Bonus Plan in their discretion.

Payments

Bonus payments under this Supplemental Bonus Plan will be made promptly following the close of the Performance Period.

Calculation of Supplemental Bonus Payment

•                  Definitions:

•                  “Earnings Per Share Target” for the Performance Period means the Company’s fully diluted earnings per share target for the Performance Period as set forth in the Company’s 2005 Financial Plan.

•                  “Supplemental Bonus Earnings Per Share Percentage” for the Performance Period means a fraction, the numerator of which is the Company’s Supplemental Bonus Preliminary Earnings Per Share for the Performance Period minus the Company’s Earnings Per Share Target for the Performance Period and the denominator of which is $0.25, expressed as a percentage.

•                  The “Supplemental Bonus Percentage” for a Participating Executive shall be a percentage assigned to the Participating Executive for the purpose of calculating the Participating Executive’s bonus, if any, under this Supplemental Bonus Plan.  Supplemental Bonus Percentages shall be determined by the Board of Directors or the Compensation Committee of the Board of Directors.

•                  “Supplemental Bonus Preliminary Earnings Per Share” for the Performance Period means the amount the Company’s fully diluted earnings per share for the Performance Period would be if no bonuses under this Supplemental Bonus Plan were paid for the Performance Period (but taking into account payment of bonuses for the Performance Period, if any, under the Company’s 2005 Incentive Compensation Plan).

•                  Each “Supplemental Bonus Unit” for a Participating Executive means a Participating Executive’s Supplemental Bonus Percentage times the base salary paid to him or her for the Performance Period.

•                  If the Company’s Supplemental Bonus Preliminary Earnings Per Share for the Performance Period are less than or equal to the Company’s Earnings Per Share Target for the Performance Period, no bonuses shall be paid under the Supplemental Bonus Plan.

•                  If the Company’s Supplemental Bonus Preliminary Earnings Per Share for the Performance Period are greater than the Company’s Earnings Per Share Target for the Performance Period, then each eligible Participating Executive shall receive a bonus under the Supplemental Bonus Plan as follows:

Supplemental Bonus Earnings Per Share Percentage	Number of Supplemental Bonus Units
Less than 20%	0
At least 20% but less than 40%	1
At least 40% but less than 60%	2
At least 60% but less than 80%	3
At least 80% but less than 100%	4
100% or more	5

Example

Assume the Participating Executive’s annual base salary is $400,000, his or her Supplemental Bonus Percentage is 10% and the Company’s Supplemental Bonus Earnings Per Share Percentage for the Performance Period is 33%:

Salary for Performance Period	Supplemental Bonus %	Supplemental Bonus EPS %	Supplemental Bonus Units	Supplemental Bonus Amount
$200,000	10%	33%	1	$20,000